Exhibit 99.1

PRIVATE EQUITY CONSORTIUM INCREASES OFFER FOR BIOMET TO

$46.00 PER SHARE IN CASH THROUGH TENDER OFFER

Tender Offer to Commence on or Before June 14, 2007

WARSAW, Ind., June 7, 2007 – The Board of Directors of Biomet, Inc. (NASDAQ: BMET), a worldwide leader in the orthopedic and musculoskeletal product industry, announced today that it has unanimously recommended to shareholders an increased offer from a private equity consortium to acquire Biomet for $46.00 per share in cash, or an equity value of $11.4 billion. Under the terms of the revised merger agreement, the consortium – which includes affiliates of the Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. and TPG – will commence a tender offer on or before June 14, 2007, to acquire all of the outstanding shares of Biomet’s common stock. Following completion of the tender offer, the consortium will complete a second-step merger in which any remaining common shares of Biomet will be converted into the right to receive the same per share price paid in the tender offer.

The $46.00 per share offer price represents a premium of 32.3% over the closing price of Biomet’s common stock on April 3, 2006, the trading day prior to public speculation that the company was exploring strategic alternatives. Biomet subsequently confirmed on April 6, 2006 that it had retained Morgan Stanley to assist it in exploring strategic alternatives.

Morgan Stanley has provided the Board of Directors with its opinion that, as of June 6, 2007 and subject to the qualifications and assumptions therein, the consideration to be received pursuant to the revised merger agreement is fair from a financial point of view to holders of Biomet common stock.

“We believe the proposed price for the transaction is fair to Biomet’s shareholders. We also believe that the investor group’s tender offer will deliver superior value to Biomet’s shareholders in a more efficient and more immediate fashion than the process provided by the original merger agreement. Moreover, this revised offer provides greater certainty and visibility to completion of the transaction,” said Niles L. Noblitt, Chairman of the Board.

In a statement, the sponsor group said: “Our offer empowers current shareholders who have an economic interest in Biomet common shares to realize significant value in a timely manner and represents the absolute limit of our ability to structure an appropriate buyout of Biomet. We are pleased that the consortium will be in a position to provide the company with financial and operational resources to support its future growth.”

Completion of the tender offer is subject to the condition that at least 75% of the Biomet common shares have been tendered in the offer – the same percentage approval requirement as with the previous merger structure. The amended merger agreement permits the investor group to revise the condition regarding minimum acceptance of the tender offer to decrease the minimum acceptance threshold to a number that, together with shares whose holders have agreed to vote to approve the second-step merger, represents at least 75% of the Biomet common shares. The tender offer will expire at midnight, New York time, on the 20th business day following and including the commencement date, unless extended in accordance with the terms of the offer and the applicable rules and regulations of the Securities and Exchange Commission. The tender offer and subsequent merger are subject to customary conditions for transactions of this type.

As a result of the revised merger agreement and tender offer, Biomet announced that it has cancelled the special meeting of shareholders previously scheduled for Friday, June 8, 2007 to consider and vote on the original merger agreement announced on December 18, 2006, and related transactions. Furthermore, as part of the revised merger agreement, Biomet has agreed not to pay its annual dividend.

Morgan Stanley & Co. Incorporated is acting as financial advisor to the Board of Biomet, Inc. and to Biomet, Inc. Kirkland & Ellis LLP is legal counsel to Biomet, Inc. and Simpson Thacher & Bartlett LLP is legal counsel to the independent directors of the Board of Biomet, Inc. Banc of America Securities LLC is acting as lead M&A advisor and Goldman, Sachs & Co. is acting as M&A advisor to the private equity consortium. Cleary Gottlieb Steen & Hamilton LLP is acting as legal advisor to the private equity consortium.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture, and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in more than 100 countries.

About The Blackstone Group

The Blackstone Group is a leading global alternative asset manager and provider of financial advisory services. The Blackstone Group is one of the largest independent alternative asset managers in the world. Its alternative asset management businesses include the management of corporate private equity funds, real estate opportunity funds, funds of hedge funds, mezzanine funds, senior debt funds, proprietary hedge funds and closed-end mutual funds. The Blackstone Group also provides various financial advisory services, including mergers and acquisitions advisory, restructuring and reorganization advisory and fund placement services. For further information visit: http://www.blackstone.com

About Goldman Sachs Capital Partners

Founded in 1869, Goldman Sachs is one of the oldest and largest investment banking firms. Goldman Sachs is also a global leader in private corporate equity and mezzanine investing. Established in 1991, the GS Capital Partners Funds are part of the firm’s Principal Investment Area in the Merchant Banking Division, which has formed 13 investment vehicles aggregating $56 billion of capital to date.

About Kohlberg Kravis Roberts & Co.

Kohlberg Kravis Roberts & Co. (KKR) is one of the world’s oldest and most experienced private equity firms specializing in management buyouts. Founded in 1976, it has offices in New York, Menlo Park, London, Paris, Hong Kong, and Tokyo. Throughout its history, KKR has brought a long-term investment approach to its portfolio companies, focusing on working in partnership with management teams and investing for future competitiveness and growth. Over the past 30 years, KKR has completed over 150 transactions with a total value of over US$279 billion.

About TPG

TPG is a private investment partnership that was founded in 1992 and currently has more than $30 billion under management. The firm has offices in San Francisco, London, Hong Kong, Fort Worth and other locations globally. For more information, please visit www.tpg.com

Additional Information

The tender offer described in this announcement has not yet been commenced. This announcement and the description contained herein is neither an offer to purchase nor a solicitation of an offer to sell shares of Biomet. At the time the tender offer is commenced, LVB Acquisition, LLC and its wholly-owned subsidiary intend to file a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and Biomet intends to file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. LVB Acquisition, LLC, its wholly owned subsidiary and Biomet intend to mail these documents to the shareholders of Biomet. These documents will contain important information about the tender offer and shareholders of Biomet are urged to read them carefully when they become available. Shareholders of Biomet will be able to obtain a free copy of these documents (when they become available) and other documents filed by Biomet or LVB Acquisition, LLC with the SEC at the website maintained by the SEC at www.sec.gov. In addition, shareholders will be able to obtain a free copy of these documents (when they become available) from Biomet by contacting Biomet at 56 East Bell Drive, P.O. Box 587, Warsaw, Indiana 46581, attention: Investor Relations.

Forward-Looking Statements

This press release contains certain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Although Biomet believes that the assumptions, on which the forward-looking statements contained herein are based are reasonable any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance that the forward-looking statements contained herein will prove to be accurate. Some of the factors that could cause actual results and forward-looking statements contained herein to differ include: the results and related outcomes of the review by a special committee of the Board, including: the impact of the restatement of Biomet’s financial statements or other actions that may be taken or required as a result of the special committee’s review, the impact of any tax consequences, including any determination that Biomet’s filed tax returns were not true, correct and complete, the impact of any determination that some of the options may not have been validly issued under the stock option plans, the impact of the determination that certain of Biomet’s financial statements were not prepared in accordance with GAAP and/or the required reporting standards under applicable securities rules and regulations, the impact of the determination of the existence of a material weakness in Biomet’s internal controls and the reevaluation of certain of the findings and conclusions in Management’s Report on Internal Controls, the consequences of the determination that Biomet’s disclosure controls and procedures required by the Securities Exchange Act were not effective, and the impact of any determination that some of Biomet’s insurance policies may not be in full force and effect and/or that Biomet may not be in compliance with the terms and conditions of the policies; litigation and governmental investigations or proceedings which may arise out of Biomet’s stock option granting practices or the restatement of Biomet’s financial statements; the inability to meet NASDAQ requirements for continued listing; the occurrence of any event, change or other circumstances that could give rise to the termination of the amended and restated merger agreement; the outcome of any legal proceedings that may be instituted against the Biomet and others following announcement of the amended and restated merger agreement; the inability to complete the offer or complete the merger due to the failure to satisfy the conditions required to complete the offer and the merger; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee, distributor, supplier and customer retention as a result of the offer and the merger; and other risk factors as set forth from time to time in Biomet’s filings with the SEC. The inclusion of a forward-looking statement herein should not be regarded as a representation by Biomet that Biomet’s objectives will be achieved. Biomet undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

For Biomet:

Greg W. Sasso, 574-372-1528

Senior Vice President, Corporate Development and Communications

or

Barbara Goslee, 574-372-1514

Director, Corporate Communications

For Sponsor Group:

Owen Blicksilver

516-742-5950